SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

Royal Style Design, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction	(Commission File Number)
of incorporation)

2561 Forsythe Road, Unit D, Orlando FL	32807
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 758-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01  Changes in Registrant's Certifying Accountant.

(a) On December  17, 2009, the Board of Directors of the Company accepted the resignation of Wiener, Goodman & Company, P.C., its independent registered public accounting firm. On the same date, December 17, 2009, the accounting firm of Madsen & Associates, CPA’s Inc. was engaged as the Company's new independent registered public accounting firm, to audit the Company’s financial statements for its fiscal year ending December 31, 2009. From the date that Wiener, Goodman & Company, P.C. were engaged (October 22, 2008) to the present time, or any other period of time, the reports of Wiener, Goodman & Company, P.C. on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Wiener, Goodman & Company, P.C. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Wiener, Goodman & Company, P.C.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

The Company has requested that Wiener, Goodman & Company, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On December 17, 2009, the Company engaged Madsen & Associates, CPA’s Inc. as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Madsen & Associates, CPA’s Inc. regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Our Officers and Our Board of Directors

On December 17, 2009, Mr. Ivan Sorokoumov resigned as a director and Chief Financial Officer, Mr. Nikolay Lobachev resigned as Chief Executive Officer, and the Board appointed Mr. Richard Lloyd as a director to fill the vacancy resulting from the resignation of Mr. Sorokoumov and as Chief Executive Officer.  In addition, Mr. Lobachev was appointed as Chief Financial Officer.

Mr. Lloyd’s biography follows:

Richard Lloyd; CEO & Director

Mr. Richard Lloyd, age 31, was appointed Chief Executive Officer of the Company on December 17, 2009. He is also currently the CEO of Alfa Investment Fund, a business consulting company located in Orlando, Florida. He has held this position since January 2006. In 2008 he was elected as CFO of IAC Holdings from which position he resigned October, 2008.  From 2002 until 2004 he served in the United States Army. Mr. Lloyd's education includes the University of Maryland, in College Park, Maryland in 2004 and the University of Central Florida in 2006; he received his AA degree in Management Information Systems from Valencia College, Orlando, Florida in 2006.  At Valencia his accompanying major areas of study were accounting and economics. He received his BA degree in Economics in 2009, from the University of Berkley, Chicago, Illinois.

Item 9.01       Financial Statements and Exhibits.

(a)	Exhibits:

16	Letter on change in certifying accountant from Wiener, Goodman & Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	ROYAL STYLE DESIGN, INC. (Registrant)

	By:	/s/ Richard Lloyd
Richard Lloyd,
Chief Executive Officer